NORTHERN FUNDS

INVESTMENT ADVISORY AND ANCILLARY SERVICES
AGREEMENT


		AGREEMENT made this 2nd day of August, 2000 between NORTHERN FUNDS, a Delaware business trust (the "Trust"), and NORTHERN TRUST INVESTMENTS, INC., an Illinois state-chartered trust company (the "Adviser").



WITNESSETH:


		WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

		WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

		WHEREAS, the Trust presently intends to offer shares of beneficial interest in a new portfolio, known as the Large Cap Value Fund (the "New Fund") (such Fund together with all other portfolios subsequently established by the Trust and made subject to this Agreement being herein collectively referred to as the "Funds"); and

		WHEREAS, the Trust desires to retain the Adviser to render investment advisory and ancillary services to the Trust and the New Fund as indicated below and the Adviser is willing to so render such services;

		NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment of Adviser.
(a) The Trust hereby appoints the Adviser to act as investment adviser to the Trust and the Fund for the periods and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
(b) In the event that the Trust establishes one or more portfolios other than the New Fund with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Trust in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the New
Fund except to the extent that said
provisions (including those relating to the compensation payable by the Trust to the Adviser) are modified with respect to such Fund in writing by the Trust and the Adviser at the time.
2. Delivery of Documents. The Trust has delivered (or will deliver as soon as is possible) to the Adviser copies of each of the following documents:
(a) Agreement and Declaration of Trust dated as of February 7, 2000 (such Agreement and
Declaration of Trust, as presently in effect, is herein called the "Trust Agreement"), copies of which are also on file with the Trust;
(b) By-Laws of the Trust (such By-Laws, as presently in effect, are herein called the "By-
Laws");
(c) Co-Administration Agreement between the
Trust and its Co-Administrators;
(d) Distribution Agreement between the Trust and its Distributor;
(e) Custodian Agreement between the Trust and its Custodian;
(f) Transfer Agency Agreement between the
Trust and its Transfer Agent;
(g) Prospectus and Statement of Additional
Information for the New Fund (the
Prospectus and Statement of Additional
Information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called
"Prospectus" and "Statement of Additional
Information," respectively);
(h) Post Effective Amendment No. 34 to the
Trust's Registration Statement on Form N-
1A (No. 33-73404) under the Securities Act of 1933 (the "1933 Act") and Amendment
No. 36 to the Trust's Registration Statement on such form (No. 811-8236) under the 1940
Act filed as a single document with the
Securities and Exchange Commission (the
"Commission") (such Registration
Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").
		The Trust agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

3. Duties of Adviser.
(a) Subject to the general supervision of the Trustees of the Trust, the Adviser shall manage the investment operations of each of the Funds and the composition of each Fund's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser:
 (i) shall provide supervision of
the Funds' assets, furnish a
continuous investment
program for such Funds,
determine from time to time
what investments or
securities will be purchased,
retained or sold by the Funds,
and what portion of the assets
will be invested or held
uninvested as cash;
 (ii) shall place orders pursuant to
its determinations either
directly with the issuer or
with any broker and/or dealer
or other person who deals in
the securities in which the
Fund in question is trading.
With respect to common and
preferred stocks, in executing
portfolio transactions and
selecting brokers or dealers,
the Adviser shall use its best
judgment to obtain the best
overall terms available.  In
assessing the best overall
terms available for any
transaction, the Adviser shall
consider all factors it deems
relevant, including the
breadth of the market in the
security, the price of the
security, the financial
condition and execution
capability of the broker or
dealer, and the
reasonableness of the
commission, if any, both for
the specific transaction and
on a continuing basis.  In
evaluating the best overall
terms available and in
selecting the broker or dealer
to execute a particular
transaction, the Adviser may
also consider the brokerage
and research services (as
those terms are defined in
Section 28(e) of the
Securities Exchange Act of
1934) provided to any Fund
and/or other account over
which the Adviser and/or an
affiliate of the Adviser
exercises investment
discretion.  With respect to
securities other than common
and preferred stocks, in
placing orders with brokers,
dealers or other persons, the
Adviser shall attempt to
obtain the best net price and
execution of its orders,
provided that to the extent the
execution and price available
from more than one broker,
dealer or other such person
are believed to be
comparable, the Adviser may,
at its discretion but subject to
applicable law, select the
executing broker, dealer or
such other person on the
basis of the Adviser's opinion
of the reliability and quality
of such broker, dealer or such
other person;
 (iii) may, on occasions when it
deems the purchase or sale of
a security to be in the best
interests of a Fund as well as
other fiduciary or agency
accounts managed by the
Adviser, aggregate, to the
extent permitted by
applicable laws and
regulations, the securities to
be sold or purchased in order
to obtain the best overall
terms available execution
with respect to common and
preferred stocks and the best
net price and execution with
respect to other securities.  In
such event, allocation of the
securities so purchased or
sold, as well as the expenses
incurred in the transaction,
will be made by the Adviser
in the manner it considers to
be most equitable and
consistent with its fiduciary
obligations to such Fund and
to such other accounts.
(b) In addition, the Adviser shall provide the following ancillary services under this
Agreement:
 (i) review the preparation of
reports and proxy statements
to the Trust's shareholders,
the periodic updating of the
Trust's Prospectus, Statement
of Additional Information
and Registration Statement,
and the preparation of other
reports and documents
required to be filed by the
Trust with the Securities and
Exchange Commission;
 (ii) in connection with its
management of the Funds,
monitor anticipated purchases
and redemptions by
shareholders and new
investors;
 (iii) provide information and
assistance as requested by the
Administrator of the Trust in
connection with the
registration of the Trust's
shares in accordance with
state and foreign securities
requirements;
 (iv) provide assistance as
requested by the Trust or its
Administrator concerning the
regulatory requirements
applicable to investors that
invest in the Trust;
 (v) develop and monitor investor
programs for shareholders of
the Trust, and assist in the
coordination of such
programs with programs
offered separately by the
Adviser to its clients;
 (vi) provide assistance in
connection with the
operations of the Trust
generally; and
 (vii) provide other similar services
as reasonably requested from
time to time by the Board of
Trustees of the Trust.
(c) The Adviser, in connection with its rights and duties with respect to the Trust:
 (i) shall use the care, skill,
prudence and diligence under
the circumstances then
prevailing that a prudent
person acting in a like
capacity and familiar with
such matters would use in the
conduct of an enterprise of a
like character and with like
aims; and
 (ii) shall act in conformity with
the Trust Agreement, By-
Laws, Registration
Statement, Prospectus and
Statement of Additional
Information, and instructions
and directions of the Trustees
of the Trust, and will use its
best efforts to comply with
and conform to the
requirements of the 1940 Act
and all other applicable
federal and state laws,
regulations and rulings.
(d) The Adviser shall:
 (i) comply with all applicable
Rules and Regulations of the
Securities and Exchange
Commission and will in
addition conduct its activities
under this Agreement in
accordance with other
applicable law; and
 (ii) maintain a policy and
practice of conducting its
investment advisory services
hereunder independently of
its commercial banking
operations and those of any
affiliated bank of the Adviser.
When the Adviser makes
investment recommendations
for a Fund, its investment
advisory personnel will not
inquire or take into
consideration whether the
issuer of securities proposed
for purchase or sale for the
Fund's account are customers
of its commercial banking
department or the commercial
banking department of any
affiliated bank of the Adviser.
(e) The Adviser shall not, unless permitted by the Securities and Exchange Commission:
 (i) permit the Funds to execute
transactions with the
Adviser's Bond Department;
or
 (ii) permit the Funds to purchase
certificates of deposit of the
Adviser or its affiliate banks,
commercial paper issued by
the Adviser's parent holding
company or other securities
issued or guaranteed by the
Adviser, its parent holding
company or their subsidiaries
or affiliates.
(f) The Adviser shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.
(g) The services of the Adviser hereunder are not deemed exclusive and the Adviser shall be free to render similar services to others
(including other investment companies) so long as its services under this Agreement are not impaired thereby.
4. Expenses. During the term of this Agreement, the Adviser shall pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof, other than the cost (including taxes, brokerage commissions and other transactions costs, if any) of securities purchased or sold for each of the Funds.
5. Compensation.
(a) For the services provided and the expenses assumed by the Adviser pursuant to this Agreement, the Trust shall pay to the Adviser as full compensation therefor a fee at an annual rate of 1.00% of the average daily net assets of the New Fund.
(b) The fee will be computed based on net assets on each day and will be paid to the Adviser monthly.
6. Books and Records. The Adviser agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act, such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act (other than clause (b) (4) and paragraphs (c), (d) and (e) thereof). The Adviser further agrees that all records which it maintains for the Trust are the property of the Trust and it shall surrender promptly to the Trust any of such records upon the Trust's request.

7. Indemnification.
(a) The Trust hereby agrees to indemnify and hold harmless the Adviser, its directors, officers, and employees and each person, if any, who controls the Adviser (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933
Act, the Securities Exchange Act of 1934, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
 (i) any untrue statement or
alleged untrue statement of a
material fact or any omission
or alleged omission to state a
material fact required to be
stated or necessary to make
the statements made not
misleading in the
Registration Statement, the
Prospectus, the Statement of
Additional Information, or
any application or other
document filed in connection
with the qualification of the
Trust or Shares of the Trust
under the Blue Sky or
securities laws of any
jurisdiction ("Application"),
except insofar as such losses,
claims, damages or liabilities
(or actions in respect thereof)
arise out of or are based upon
any such untrue statement or
omission or alleged untrue
statement or omission either
pertaining to a breach of the
Adviser's duties in
connection with this
Agreement or made in
reliance upon and in
conformity with information
furnished by, through or on
behalf of the Adviser for use
in connection with the
Registration Statement, any
Application, the Prospectus
or the Statement of
Additional Information; or
 (ii) subject to clause (i) above,
the Adviser acting in
accordance with the terms
hereof;
and the Trust will reimburse each
Indemnified Party for any legal or other expense incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damages, liability or action.

(b) If the indemnification provided for in
paragraph 7(a) is due in accordance with the
terms of such paragraph but is for any
reason held by a court to be unavailable
from the Trust, then the Trust shall
contribute to the aggregate amount paid or
payable by the Trust and the Indemnified
Parties as a result of such losses, claims,
damages or liabilities (or actions in respect
thereof) in such proportion as is appropriate
to reflect   the relative benefits received by
the Trust and such Indemnified Parties in
connection with the operation of the Trust,
  the relative fault of the Trust and such
Indemnified Parties, and   any other
relevant equitable considerations. The Trust and the Adviser agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or other method of allocation which does not take account the equitable considerations referred to above in this subparagraph (b). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expense incurred by the Trust and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be
entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(c) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Trust or its Shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a reckless disregard to its obligations and duties, under this Agreement or otherwise, to an extent or in a manner inconsistent with Section 17 of the 1940 Act.
8. Duration and Termination. Insofar as the holders of Shares representing the interests in the New Fund are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until March 31, 2001, and, insofar as the holders of Shares representing the interests in each of the other Funds are affected by this Agreement, it (as supplemented by the terms specified in any notice and agreement pursuant to paragraph 1(b) hereof) shall continue (assuming approval by the initial holder(s) of Shares of such Fund) until March 31 of the year following the year in which the Fund becomes a Fund hereunder, and with respect to each Fund thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by the Trustees of the Trust or by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in such Fund; provided, however, that this Agreement may be terminated by the Trust as to any Fund at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined) representing the interests in the Fund affected thereby on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).
9. Name of the Trust. The Adviser agrees that the name "Northern" may be used in the name of the Trust and that such name, any related logos and any service marks containing the word
"Northern" may be used in connection with the Trust's business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Trust will cease such use. The Trust acknowledges that it has no rights to the name "Northern," such logos or service marks other than those granted in this paragraph and that the Adviser reserves to itself the right to grant the nonexclusive right to use the name "Northern," such logos or service marks to any other person, including, but not limited to, another investment company.
10. Status of Adviser as Independent Contractor.  The
Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
11. Amendment of Agreement. This Agreement may be amended by mutual consent but, except as otherwise permitted by the 1940 Act and interpretations thereof by the Commission and its staff, the consent of the Trust must be approved by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and by vote of a majority of the outstanding Shares (as defined with respect to a voting securities by the 1940 Act) representing the interests in each Fund affected by such amendment.
12. Shareholder Liability. This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or Shareholders of the Trust individually but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.
13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 12 hereof which shall be construed in accordance with the laws of the State of Delaware) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to the last sentence of paragraph 8) and, to the extent provided in paragraph 7 hereof, each Indemnified Party.
Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.
14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
		IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

						NORTHERN FUNDS

Attest: /s/ Diane Anderson		By: /s/ Archibald King

                         						Title: Vice-President

						THE NORTHERN TRUST COMPANY


Attest: /s/ Diane Anderson		By: /s/ Archibald King

                         						Title: Vice-President






(..continued)
(continued.)



PHTRANS\318031\3	- 14 -

		Exhibit (d)(13)
PHTRANS\318031\3